UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2007

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey		07102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 23, 2007, Stephen R. Brown resigned as Chief Financial Officer and Treasurer of IDT Corporation (the “Registrant”). Mr. Brown’s resignation, which will be effective on August 27, 2007, was accepted by the Board of Directors on August 23, 2007. Mr. Brown will continue to serve as Chairman of IDT Carmel and be actively involved in the development and operation of various businesses within the Registrant and its subsidiaries.

On August 23, 2007, Marc E. Knoller and Marc J. Oppenheimer resigned as directors of the Registrant. Mr. Knoller’s and Mr. Oppenheimer’s resignation were accepted by the Board of Directors on August 23, 2007. Mr. Knoller will continue to serve as Executive Vice President of the Registrant.

(c) On August 23, 2007, the Registrant’s Board of Directors elected Marc J. Oppenheimer, 50, as Executive Vice President, Chief Financial Officer and Treasurer, effective August 27, 2007. Mr. Oppenheimer served as the Lead Independent Director of the Registrant’s Board of Directors from December 2006 until August 23, 2007 and the financial expert of the Audit Committee of the Registrant’s Board of Directors from April of 2006 until August 23, 2007. Mr. Oppenheimer has been a director of the Registrant since April 2006 and has served on either the Company’s or its subsidiaries’ boards since December 2002. Mr. Oppenheimer has been President of Octagon Associates, Inc., a merchant banking and financial/strategic advisory firm, since 1994. From 2004 through mid-2006, he was Executive Vice President of Kenmar Global Investment Management, Inc., and a Managing Director of Kenmar-Nihon Venture Capital, LLC. Kenmar is a global asset management firm which, during his tenure, managed $2.4 billion in assets. Mr. Oppenheimer was the President and Chief Executive Officer of Crystallex International Corporation, a publicly-traded international natural resources company primarily focused in South America, from February 1995 to September 2003 and served as its Vice Chairman from September 2003 to May 2004. He started his financial career as a Credit Officer at The Chase Manhattan Bank, N.A. specializing in international lending and commodity financing. Mr. Oppenheimer also served as the Director of Trade and Merchant Banking for Midlantic National Bank, an institution with assets of $29 billion. Mr. Oppenheimer currently serves on the Boards of Directors of Crystallex International Corporation (AMEX: KRY) and Vitacost.com. Mr. Oppenheimer has a B.S. with Honors in Management and Industrial Relations from New York University as well as an M.B.A. with Honors in Finance from New York University.

In connection with Mr. Oppenheimer’s appointments and resignation from the Board of Directors, James R. Mellor, a current director of the Registrant, will succeed Mr. Oppenheimer as the lead independent director of the Registrant and the financial expert on the Audit Committee of the Registrant’s board of directors. Mr. Oppenheimer had been the lead independent director of the Registrant since December 2006 and the financial expert on the Audit Committee of the Registrant’s board of directors since April of 2006.

There are no arrangements or understandings between Mr. Oppenheimer and any other person pursuant to which Mr. Oppenheimer was appointed Executive Vice President, Chief Financial Officer and Treasurer nor is there a family relationship between any director or executive officer and Mr. Oppenheimer. Mr. Oppenheimer has not entered into any related party transactions with the Registrant that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Registrant is currently negotiating the terms of an employment agreement with Mr. Oppenheimer, under which he will (i) receive annual base compensation of $600,000, (ii) receive benefits and perquisites granted to other executive officers of the Registrant and (iii) be eligible to participate in incentive compensation plans applicable to executives of the Registrant.

A copy of the August 23, 2007 press release relating to the above events is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

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(d)	Exhibits.

Exhibit No.	Document

99.1	Press Release of the Registrant, dated August 23, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ James A. Courter
Name: James A. Courter Title: Chief Executive Officer

Dated: August 27, 2007

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EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release of the Registrant, dated August 23, 2007.

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